UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2010

Niska Gas Storage Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-34733	27-1855740
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

1001 Fannin Street, Suite 2500
Houston, Texas 77002
(Address of principal executive office) (Zip Code)

(281) 404-1890
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On October 29, 2010, Niska Gas Storage Partners LLC (the “Company” or “Niska”) issued a press release announcing a cash distribution of $0.35 per common and subordinated unit for its second quarter ended September 30, 2010. The distribution will be payable on November 12, 2010 to unit holders of record at the close of business on November 11, 2010. This distribution represents the minimum quarterly distribution of $0.35 per unit, or $1.40 per unit on an annualized basis, as set forth in Niska’s prospectus in connection with its initial public offering (the “IPO”), completed on May 17, 2010.  The distribution rate is unchanged from the preceding quarter, the distribution for which was pro-rated for the portion of the quarter after the closing of the IPO.  Niska also announced that it will release its results for the three and six months ended September 30, 2010 on November 10, 2010 and will host a conference call detailing its quarterly and year-to-date results on November 11, 2010 at 10:00 a.m. Eastern Standard Time (9:00 a.m. CST).  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Current Report on Form 8-K, including the exhibit attached hereto, is being “furnished” pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Niska Gas Storage Partners LLC dated October 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NISKA GAS STORAGE PARTNERS LLC

Dated: October 29, 2010	By:	/s/ Jason A. Dubchak
		Name:	Jason A. Dubchak
		Title:	Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release of Niska Gas Storage Partners LLC dated October 29, 2010.